UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2021

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2021, Electronic Arts Inc. (“Electronic Arts” or the “Company”) completed the previously announced acquisition of Glu Mobile Inc. (“Glu”), a Delaware corporation. Pursuant to the Agreement and Plan of Merger, dated as of February 8, 2021 (the “Merger Agreement”), by and among Electronic Arts, Glu and Giants Acquisition Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Electronic Arts, Merger Sub merged with and into Glu (the “Merger”), with Glu surviving the Merger as a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.0001 per share of Glu (“Glu Common Stock”) (other than (i) Glu Common Stock owned directly or indirectly by the Company, Glu, Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time and (ii) Glu Common Stock owned by a holder who properly demanded appraisal under Delaware law) was automatically cancelled and converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”), and less any applicable withholding taxes.

At the Effective Time, (i) each outstanding vested and unexercised option relating to Glu Common Stock was cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the number of shares of Glu Common Stock subject to such vested option multiplied by the excess, if any, of the Merger Consideration over the applicable per share exercise price of such option, (ii) each outstanding vested and unsettled restricted stock unit relating to Glu Common Stock was cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the Merger Consideration in respect of each share of Glu Common Stock covered by such restricted stock unit, and (iii) all outstanding unvested options and unvested restricted stock units relating to Glu Common Stock were assumed by the Company and converted into corresponding awards relating to a number of shares of common stock, par value $0.01 per share, of the Company in accordance with the formula in the Merger Agreement using an exchange ratio equal to 0.0880, with substantially identical terms and conditions as were applicable to the corresponding Glu awards immediately prior to the Effective Time, except as such terms and conditions were modified by the Merger Agreement. For each outstanding and unvested option or unvested restricted stock unit granted with performance-based metrics under any of the Glu equity plans for which the performance period was not completed as of the Effective Time, the applicable performance metrics of such option or restricted stock unit were, as of immediately prior to the Effective Time, deemed achieved at “target” (or such other criteria as are set forth in the Merger Agreement) and converted to a time-based vesting schedule that corresponds to each performance period.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Electronic Arts with the Securities and Exchange Commission on February 8, 2021 and which is incorporated into this Current Report on Form 8-K by reference in its entirety.

Item 7.01    Regulation FD Disclosure.

On April 29, 2021, Electronic Arts released a press release announcing the completion of the Merger, which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 8, 2021, by and among Electronic Arts Inc., Giants Acquisition Sub, Inc. and Glu Mobile Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).
99.1	Press Release, dated as of April 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of February 8, 2021, by and among Electronic Arts Inc., Giants Acquisition Sub, Inc. and Glu Mobile Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

99.1	Press Press Release, dated as of April 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	April 29, 2021	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary